UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2007

ODYSSEY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Texas	000-33267	43-1723043
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

717 North Harwood Street, Suite 1500 Dallas, Texas (Address of principal executive offices)	75201 (Zip Code)

Registrant’s telephone number, including area code:  (214) 922-9711

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

The information provided in Item 1.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 1.02.         Termination of a Material Definitive Agreement.

Effective June 29, 2007, Odyssey HealthCare, Inc. (the “Company”) and Deborah A. Hoffpauir entered into an Agreement (the “Agreement”) and an Equity Award Termination Agreement, Release and Waiver (the “Equity Termination Agreement”), which memorialized (i) the termination of Ms. Hoffpauir’s employment agreement, made and entered into as of August 1, 2005, with the Company (the “Employment Agreement”), (ii) Ms. Hoffpauir’s resignation as Senior Vice President and Chief Operating Officer of the Company, (iii) her continuing at-will employment with the Company as a Regional Vice President, and (iv) the termination of selected equity awards in connection with her resignation as Senior Vice President and Chief Operating Officer.

Effective July 1, 2007, Ms. Hoffpauir resigned as Senior Vice President and Chief Operating Officer of the Company and as an executive officer of its subsidiaries. In connection with Ms. Hoffpauir’s resignation, Ms. Hoffpauir and the Company agreed to terminate the Employment Agreement, which governed Ms. Hoffpauir’s employment with the Company from August 1, 2005 until June 29, 2007.  The Employment Agreement was terminated effective as of June 29, 2007.

The parties further agreed that Ms. Hoffpauir will remain in the service of the Company as an at-will employee in the capacity of Regional Vice President of the Company’s Southeast Region.  Ms. Hoffpauir will be entitled to receive an annual base salary of $335,000 for 2007, which is guaranteed if Ms. Hoffpauir’s employment is terminated for any reason other than cause on or before December 31, 2007.  Following 2007, for so long as Ms. Hoffpauir remains employed with the Company, she will be entitled to receive an annual base salary of $183,000 per year, subject to any increases or decreases in salary after December 31, 2007 as the President of the Company in his discretion determines to be appropriate from time to time.  In addition, Ms. Hoffpauir will be entitled to receive a prorated annual bonus for 2007 for her service as Senior Vice President and Chief Operating Officer from January 1, 2007 through July 1, 2007 and will be eligible to participate in the Company’s health plan and in such other plans, programs, and policies that are available to common law employees of the Company for so long as she remains in the employ of the Company.  The Employment Agreement contained confidentiality provisions, as well as a covenant not to compete during the employment term and continuing for a period of time following Ms. Hoffpauir’s termination.  These provisions of the Employment Agreement, as amended by the Agreement, will survive the termination of the Employment Agreement and will continue in full force and effect during Ms. Hoffpauir’s continued employment with the Company (and thereafter, as applicable).

In connection with Ms. Hoffpauir’s resignation, restricted stock unit awards granted to Ms. Hoffpauir on December 20, 2006 and stock options granted on November 16, 2005 and that remained unvested as of July 1, 2007 were terminated.  The remainder of Ms. Hoffpauir’s outstanding equity awards will remain outstanding in accordance with their respective terms.

Copies of the Agreement and the Equity Termination Agreement are attached as Exhibits 10.1 and 10.2, respectively.  The foregoing summary descriptions of the Agreement and the Equity Termination Agreement are not intended to be complete and are qualified in their entirety by the complete texts of such documents, copies of which are attached as exhibits hereto and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Agreement, between the Company and Deborah A. Hoffpauir, dated June 29, 2007.

10.2	Equity Award Termination Agreement, Release and Waiver, between the Company and Deborah A. Hoffpauir, dated June 29, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY HEALTHCARE, INC.

Date: July 5, 2007	By:	/s/ R. Dirk Allison
R. Dirk Allison
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	Agreement, between the Company and Deborah A. Hoffpauir, dated June 29, 2007.
10.2	Equity Award Termination Agreement, Release and Waiver, between the Company and Deborah A. Hoffpauir, dated June 29, 2007.